UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 22, 2025

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

240 Route 10 West

Whippany, New Jersey 07981

(973) 887-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	SPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2025, Suburban Propane Partners, L.P. (“Suburban Propane”) and Suburban Energy Finance Corp. (together with Suburban Propane, “Suburban”) entered into an indenture (the “2035 Senior Notes Indenture”) with The Bank of New York Mellon, as trustee (the “Trustee”), in connection with the previously announced offering of $350,000,000 aggregate principal amount of Suburban’s 6.500% Senior Notes due 2035 (the “2035 Senior Notes”).

The 2035 Senior Notes will bear interest at a rate of 6.500% per year, payable semiannually in arrears on June 15 and December 15 of each year, commencing on June 15, 2026.

The 2035 Senior Notes will be unsecured, senior obligations and rank senior in right of payment to any future subordinated indebtedness and pari passu in right of payment to all of Suburban’s existing and future unsecured senior indebtedness. The 2035 Senior Notes will be structurally subordinated to the indebtedness and other liabilities of all of Suburban’s subsidiaries, including the indebtedness and other liabilities of its operating partnership, Suburban Propane L.P., and its subsidiaries, so long as such subsidiaries do not guarantee the 2035 Senior Notes.

The 2035 Senior Notes Indenture contains covenants that, among other things, limit Suburban’s ability and the ability of Suburban’s restricted subsidiaries (as defined in the 2035 Senior Notes Indenture) to:

•	incur additional debt or issue preferred stock;

•	pay dividends or make other distributions on, redeem or repurchase Suburban’s capital stock;

•	make investments or other restricted payments;

•	enter into transactions with affiliates;

•	sell, transfer or issue shares of capital stock of restricted subsidiaries;

•	create liens on their assets;

•	transfer or sell assets;

•	restrict dividends or other payments to Suburban; and

•	effect a consolidation, liquidation or merger.

These covenants are subject to important limitations and exceptions that are described in the 2035 Senior Notes Indenture.

The offering of the 2035 Senior Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the 2035 Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The 2035 Senior Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act, and non-U.S. persons outside the United States under Regulation S under the Securities Act.

The net proceeds of the offering of the 2035 Senior Notes, after deducting estimated offering expenses, was approximately $344.3 million, all of which has been or will be used, together with borrowings under a revolving credit facility, to fund the redemption of all the outstanding 5.875% senior notes due 2027, and to pay related fees and expenses.

The foregoing descriptions of the 2035 Senior Notes Indenture and the 2035 Senior Notes are summaries and are qualified in their entirety by the terms of the 2035 Senior Notes Indenture and the 2035 Senior Notes, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On December 22, 2025, Suburban issued a press release announcing the completion of the offering of the 2035 Senior Notes, a copy of which is attached hereto as Exhibit 99.1 and hereby is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

4.1	Indenture, dated as of December 22, 2025, relating to the 6.500% Senior Notes due 2035, among Suburban Propane Partners, L.P., Suburban Energy Finance Corp. and The Bank of New York Mellon, as Trustee.

4.2	Form of Note (included in Exhibit 4.1)

99.1	Press release of Suburban Propane Partners, L.P. dated December 22, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

Date: December 22, 2025	By:	/s/ Michael A. Kuglin
	Name:	Michael A. Kuglin
	Title:	Chief Financial Officer